UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Tower Center	08816
East Brunswick, NJ

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418 - 9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On April 2, 2009, Savient Pharmaceuticals, Inc. (the “Company”) entered into a placement agent agreement with Lazard Capital Markets LLC (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select existing and new institutional investors (the “Investors”) of 5.93 million units (the “Units”) with each Unit consisting of (i) one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) one warrant to purchase 0.85 shares of Common Stock (the “Warrants”). The above description of the placement agent agreement is qualified in its entirety by reference to the placement agent agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

     In connection with the Offering, on April 2, 2009, the Company also entered into subscription agreements with the Investors relating to the sale of the Units. The Investors have agreed to purchase the Units for a negotiated price of $5.23 per Unit. The above description of the subscription agreements is qualified in its entirety by reference to the form of subscription agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

     The initial per share exercise price of the Warrants is $10.46. In the event that the Company publicly announces that the U.S. Food and Drug Administration (the “FDA”) has issued a “complete response letter” with respect to the Company’s Biologics License Application for its KRYSTEXXA™ (pegloticase) product candidate (the “BLA”), then the exercise price shall, from and after the eleventh trading day following the first such public announcement by the Company, be changed to be the weighted average price for the Common Stock for the five trading days immediately preceding the tenth trading day following the date that the Company publicly announced that the FDA issued its complete response letter. In no event may the exercise price exceed $10.46 or be less than $1.57.

     The Warrants are exercisable at any time on or after the date of issuance and expire on a date that varies based on the FDA’s response to the BLA. If the FDA responds to the BLA with a “complete response letter” constituting approval or rejection of the BLA, then the Warrants expire nine months after the date the Company publicly announces that the FDA issued its complete response letter. If the FDA responds to the BLA with a “complete response letter” that does not constitute an approval or rejection then the Warrants expire on the earlier of the date that is 15 months after the date that the Company publicly announces that the FDA issued its complete response letter and the date that is nine months after the date on which the Company publicly announces that it has addressed all items required by the FDA before the BLA can be approved.

     The above description of the Warrants is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

     The Units are being offered and sold pursuant to a prospectus dated September 24, 2007 and a prospectus supplement, pursuant to the Company’s previously effective shelf registration statement on Form S-3 (Registration No. 333-146257).

     The legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Units is filed as Exhibit 5.1 hereto.

     The gross proceeds from the sale of the Units, before deducting the Placement Agent’s fees and other offering expenses, will be approximately $31.0 million. The Company’s press release dated April 3, 2009 announcing its agreement to sell the Units is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report on Form 8-K:

1.1	Placement Agent Agreement dated April 2, 2009, between Savient Pharmaceuticals, Inc. and
Lazard Capital Markets LLC
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Form of Subscription Agreement
10.2	Form of Warrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated April 3, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.
	By:	/s/ PHILIP K. YACHMETZ
Date: April 3, 2009		Philip K. Yachmetz
SVP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agent Agreement dated April 2, 2009, between
Savient Pharmaceuticals, Inc. and Lazard Capital Markets LLC
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Form of Subscription Agreement
10.2	Form of Warrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP
(contained in Exhibit 5.1 above)
99.1	Press Release dated April 3, 2009